Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package
Three and Nine Months Ended October 31, 2013 and 2012

Forest City Enterprises, Inc. and Subsidiaries
Three and Nine Months Ended October 31, 2013 and 2012
Supplemental Package
NYSE: FCEA, FCEB

This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2013 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and investing in a facility to produce modular units, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and have six reportable operating segments. The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is being reported as a separate reportable operating segment ("Arena"). The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects.
Corporate Activities and The Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are the other reportable operating segments.
We have approximately $9.3 billion of consolidated assets in 26 states and the District of Columbia at October 31, 2013. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, New York City, Philadelphia, the Greater San Francisco metropolitan area and the Greater Washington D.C. metropolitan area. Our core markets account for approximately 79 percent of the cost of our real estate portfolio at October 31, 2013. We have offices in Albuquerque, Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and nine months ended October 31, 2013. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. We believe the non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”), Funds From Operations ("FFO") and Operating FFO are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Change in Fiscal Year-End
We plan to change our fiscal year end from January 31 to December 31, effective with the period ending December 31, 2013. This will result in an eleven month period ended December 31, 2013 which will be presented on our Form 10-KT expected to be filed in February 2014.
In addition, we plan to file our Supplemental Package for the eleven month period ended December 31, 2013 (‘the 2013 Supplemental Package”) in February 2014. The 2013 Supplemental Package will include disclosures as of and for the eleven month period ended December 31, 2013. In addition, we expect to provide certain disclosures, including the Net Asset Value Components, Comparable NOI, NOI, FFO and Operating FFO in the 2013 Supplemental Package using information for the three months ended December 31, 2013 (“Adjusted Q4 2013” data), which will be consistent with our new calendar year-end. As such, the Adjusted Q4 2013 data will include the results for the one-month period ended October 31, 2013, which is included in the financial results for the three and nine months ended October 31, 2013 included in this Supplemental Package. We feel the Adjusted Q4 2013 data will provide our financial statement users valuable information and is not meant to be indicative of results for the three months ended January 31, 2014 or any subsequent period.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and unconsolidated properties in our supplemental package for the year ended January 31, 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO
The majority of our peers in the publicly traded real estate industry are Real Estate Investment Trusts ("REITs") and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP.
FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).
Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of non-depreciable real estate; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO.
In our first year of reporting this measure we included the change in the fair market value of our nondesignated derivatives recorded as interest expense and participation payments to ground lessors on refinancing of our properties in the calculation of Operating FFO. We believe these changes in fair market value and participation payments relate to factors in the financial and real estate markets and are not specific to the ongoing operating performance of our properties. Therefore, during the six months ended July 31, 2013, we modified our definition of Operating FFO to exclude the change in the fair market value of certain nondesignated derivatives and participation payments to ground lessors on refinancing activity. Prior period comparisons were adjusted for comparability purposes.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income, equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, gain (loss) on land held for divestiture activity and impairment of unconsolidated entities), interest expense, gain (loss) on extinguishment of debt and depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, with additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, reconciliation of Operating FFO to FFO, Operating FFO bridges, reconciliation of net earnings (loss) to FFO, retail and office lease expirations, our development pipeline and a summary of our military housing projects. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties that were open and operated in both the three and nine months ended October 31, 2013 and 2012.

We believe occupancy data, retail and office lease expirations, contractual rent, mall sales per square foot, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Comparable NOI is useful because it measures the performance of the same stabilized properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to net earnings (loss) for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K for the year ended January 31, 2013, as amended on Form 10-K/A on April 30, 2013, filed with the Securities and Exchange Commission, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President, Corporate Communication
jefflinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Robert G. O’Brien
Executive Vice President and Chief Financial Officer
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – October 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,780,047	$21,993	$1,046,923	$2,804,977
Commercial
Retail centers	1,984,308	—	1,714,109	3,698,417
Office buildings	2,717,022	107,179	271,985	2,881,828
Arena	939,878	581,577	—	358,301
Corporate and other equipment	11,474	—	—	11,474
Total completed rental properties	7,432,729	710,749	3,033,017	9,754,997
Projects under construction
Residential	241,827	85,791	72,398	228,434
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under construction	241,827	85,791	72,398	228,434
Projects under development
Residential	859,957	188,002	6,034	677,989
Commercial
Retail centers	49,698	—	20,206	69,904
Office buildings	121,819	17,214	12,669	117,274
Total projects under development	1,031,474	205,216	38,909	865,167
Total projects under construction and development	1,273,301	291,007	111,307	1,093,601
Land held for development and sale	64,480	6,251	—	58,229
Total Real Estate	8,770,510	1,008,007	3,144,324	10,906,827
Less accumulated depreciation	(1,461,893)	(58,415)	(691,782)	(2,095,260)
Real Estate, net	7,308,617	949,592	2,452,542	8,811,567
Cash and equivalents	217,181	32,824	64,848	249,205
Restricted cash and escrowed funds	392,131	80,974	85,158	396,315
Notes and accounts receivable, net	463,558	41,222	50,164	472,500
Investments in and advances to unconsolidated entities	450,514	(258,991)	(417,709)	291,796
Lease and mortgage procurement costs, net	201,309	19,626	91,030	272,713
Prepaid expenses and other deferred costs, net	212,603	17,520	11,593	206,676
Intangible assets, net	82,002	—	16,236	98,238
Land held for divestiture	1,990	—	9,761	11,751
Total Assets	$9,329,905	$882,767	$2,363,623	$10,810,761

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – October 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,190,034	$18,361	$812,173	$1,983,846
Commercial
Retail centers	872,866	—	1,362,372	2,235,238
Office buildings	1,715,313	74,175	229,427	1,870,565
Arena	446,086	302,650	—	143,436
Total completed rental properties	4,224,299	395,186	2,403,972	6,233,085
Projects under construction
Residential	124,724	33,850	24,721	115,595
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under construction	124,724	33,850	24,721	115,595
Projects under development
Residential	261,218	61,167	—	200,051
Commercial
Retail centers	—	—	5,000	5,000
Office buildings	—	—	—	—
Total projects under development	261,218	61,167	5,000	205,051
Total projects under construction and development	385,942	95,017	29,721	320,646
Land held for development and sale	29,022	2,903	—	26,119
Total mortgage debt and notes payable, nonrecourse	4,639,263	493,106	2,433,693	6,579,850
Bank revolving credit facility	74,900	—	—	74,900
Senior and subordinated debt	701,112	—	—	701,112
Construction payables	139,326	42,545	17,095	113,876
Operating accounts payable and accrued expenses	567,951	74,105	175,494	669,340
Accrued derivative liability	131,626	30	9,637	141,233
Total Accounts payable, accrued expenses and other liabilities	838,903	116,680	202,226	924,449
Cash distributions and losses in excess of investments in unconsolidated entities	276,613	(28,821)	(281,506)	23,928
Deferred income taxes	560,801	—	—	560,801
Mortgage debt and notes payable, nonrecourse on land held for divestiture	—	—	9,210	9,210
Total Liabilities	7,091,592	580,965	2,363,623	8,874,250
Redeemable Noncontrolling Interest	174,302	174,302	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,834,011	—	—	1,834,011
Accumulated other comprehensive loss	(83,521)	—	—	(83,521)
Total Shareholders’ Equity	1,750,490	—	—	1,750,490
Noncontrolling interest	313,521	127,500	—	186,021
Total Equity	2,064,011	127,500	—	1,936,511
Total Liabilities and Equity	$9,329,905	$882,767	$2,363,623	$10,810,761

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,590,646	$22,913	$1,129,662	$2,697,395
Commercial
Retail centers	3,189,250	44,143	1,149,624	4,294,731
Office buildings	2,950,188	105,482	345,407	3,190,113
Arena	890,213	556,871	—	333,342
Corporate and other equipment	11,245	—	—	11,245
Total completed rental properties	8,631,542	729,409	2,624,693	10,526,826
Projects under construction
Residential	159,558	1,819	20,242	177,981
Commercial
Retail centers	7,360	—	—	7,360
Office buildings	—	—	—	—
Total projects under construction	166,918	1,819	20,242	185,341
Projects under development
Residential	834,153	193,172	6,033	647,014
Commercial
Retail centers	66,865	200	3,085	69,750
Office buildings	258,767	26,179	3,804	236,392
Total projects under development	1,159,785	219,551	12,922	953,156
Total projects under construction and development	1,326,703	221,370	33,164	1,138,497
Land held for development and sale	65,059	6,258	—	58,801
Total Real Estate	10,023,304	957,037	2,657,857	11,724,124
Less accumulated depreciation	(1,654,632)	(46,207)	(593,490)	(2,201,915)
Real Estate, net	8,368,672	910,830	2,064,367	9,522,209
Cash and equivalents	333,220	24,843	56,484	364,861
Restricted cash and escrowed funds	410,414	46,549	82,200	446,065
Notes and accounts receivable, net	426,200	27,686	30,010	428,524
Investments in and advances to unconsolidated entities	456,628	(173,869)	(388,942)	241,555
Lease and mortgage procurement costs, net	288,306	21,734	47,688	314,260
Prepaid expenses and other deferred costs, net	240,594	18,822	9,951	231,723
Intangible assets, net	85,692	3	17,177	102,866
Land held for divestiture	2,706	—	7,773	10,479
Total Assets	$10,612,432	$876,598	$1,926,708	$11,662,542

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,001,551	$17,856	$876,478	$1,860,173
Commercial
Retail centers	1,927,409	39,480	877,509	2,765,438
Office buildings	1,955,868	78,931	280,847	2,157,784
Arena	429,041	290,393	—	138,648
Total completed rental properties	5,313,869	426,660	2,034,834	6,922,043
Projects under construction
Residential	161,527	—	—	161,527
Commercial
Retail centers	2,449	—	—	2,449
Office buildings	—	—	—	—
Total projects under construction	163,976	—	—	163,976
Projects under development
Residential	251,814	59,537	—	192,277
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	251,814	59,537	—	192,277
Total projects under construction and development	415,790	59,537	—	356,253
Land held for development and sale	9,301	931	—	8,370
Total mortgage debt and notes payable, nonrecourse	5,738,960	487,128	2,034,834	7,286,666
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,032,969	—	—	1,032,969
Construction payables	135,359	31,250	15,277	119,386
Operating accounts payable and accrued expenses	688,415	72,922	153,670	769,163
Accrued derivative liability	155,724	150	13,352	168,926
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465
Total Accounts payable, accrued expenses and other liabilities	1,093,963	104,322	182,299	1,171,940
Cash distributions and losses in excess of investments in unconsolidated entities	292,727	(29,646)	(299,744)	22,629
Deferred income taxes	474,406	—	—	474,406
Mortgage debt and notes payable, nonrecourse on land held for divestiture	1,700	—	9,319	11,019
Total Liabilities	8,634,725	561,804	1,926,708	9,999,629
Redeemable Noncontrolling Interest	239,136	239,136	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,580,095	—	—	1,580,095
Accumulated other comprehensive loss	(103,203)	—	—	(103,203)
Total Shareholders’ Equity	1,476,892	—	—	1,476,892
Noncontrolling interest	261,679	75,658	—	186,021
Total Equity	1,738,571	75,658	—	1,662,913
Total Liabilities and Equity	$10,612,432	$876,598	$1,926,708	$11,662,542

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended October 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$266,227	$22,425	$103,591	$137	$347,530
Expenses
Operating expenses	210,255	13,004	47,142	434	244,827
Depreciation and amortization	85,100	6,010	18,620	—	97,710
Impairment of real estate	200,155	15,462	—	—	184,693
Net gain on land held for divestiture activity	—	—	(186)	—	(186)
	495,510	34,476	65,576	434	527,044
Interest expense	(72,126)	(6,950)	(26,158)	(16)	(91,350)
Amortization of mortgage procurement costs	(2,246)	(178)	(770)	—	(2,838)
Loss on extinguishment of debt	(13,096)	—	(50)	—	(13,146)
Interest and other income	13,881	534	124	—	13,471
Net gain on disposition of full or partial interests in rental properties	491,160	—	34,281	1,114	526,555
Earnings (loss) before income taxes	188,290	(18,645)	45,442	801	253,178
Income tax expense (benefit)
Current	29,151	—	—	(12,446)	16,705
Deferred	71,493	—	—	12,707	84,200
	100,644	—	—	261	100,905
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings	46,474	162	(45,256)	—	1,056
Net gain on land held for divestiture activity	186	—	(186)	—	—
	46,660	162	(45,442)	—	1,056
Earnings (loss) from continuing operations	134,306	(18,483)	—	540	153,329
Discontinued operations, net of tax:
Operating earnings (loss) from rental properties	(188)	3	—	191	—
Gain on disposition of rental properties	856	125	—	(731)	—
	668	128	—	(540)	—
Net earnings (loss)	134,974	(18,355)	—	—	153,329
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	18,483	18,483	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(128)	(128)	—	—	—
	18,355	18,355	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$153,329	$—	$—	$—	$153,329

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Nine Months Ended October 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$853,936	$67,088	$303,015	$20,664	$1,110,527
Expenses
Operating expenses	603,715	43,728	139,968	12,562	712,517
Depreciation and amortization	245,305	15,367	54,550	2,000	286,488
Impairment of real estate	208,210	15,462	—	—	192,748
Net (gain) loss on land held for divestiture activity	7,555	720	(867)	—	5,968
	1,064,785	75,277	193,651	14,562	1,197,721
Interest expense	(250,100)	(21,361)	(75,431)	(2,777)	(306,947)
Amortization of mortgage procurement costs	(7,572)	(530)	(2,334)	(50)	(9,426)
Gain (loss) on extinguishment of debt	6,335	—	(57)	(36)	6,242
Interest and other income	37,063	1,474	365	224	36,178
Net gain on disposition of full or partial interests in rental properties	496,092	—	32,771	38,382	567,245
Earnings (loss) before income taxes	70,969	(28,606)	64,678	41,845	206,098
Income tax expense
Current	7,681	—	—	6,356	14,037
Deferred	60,841	—	—	12,950	73,791
	68,522	—	—	19,306	87,828
Net gain on change in control of interests	2,762	—	—	—	2,762
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	59,815	(644)	(63,811)	—	(3,352)
Net gain on land held for divestiture activity	867	—	(867)	—	—
	60,682	(644)	(64,678)	—	(3,352)
Earnings (loss) from continuing operations	65,891	(29,250)	—	22,539	117,680
Discontinued operations, net of tax:
Operating earnings from rental properties	2,137	16	—	(2,121)	—
Gain on disposition of rental properties	26,378	5,960	—	(20,418)	—
	28,515	5,976	—	(22,539)	—
Net earnings (loss)	94,406	(23,274)	—	—	117,680
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	29,250	29,250	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(5,976)	(5,976)	—	—	—
	23,274	23,274	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$117,680	$—	$—	$—	$117,680
Preferred dividends	(185)	—	—	—	(185)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$117,495	$—	$—	$—	$117,495

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended October 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$272,849	$20,267	$99,159	$20,163	$371,904
Expenses
Operating expenses	175,275	14,258	43,527	10,724	215,268
Depreciation and amortization	55,479	2,679	19,145	2,618	74,563
Impairment of real estate	30,200	—	—	164	30,364
Net (gain) loss on land held for divestiture activity	(807)	(247)	283	—	(277)
	260,147	16,690	62,955	13,506	319,918
Interest expense	(66,744)	(4,004)	(25,932)	(2,712)	(91,384)
Amortization of mortgage procurement costs	(2,611)	(74)	(773)	(54)	(3,364)
Gain (loss) on extinguishment of debt	8,007	(415)	—	(192)	8,230
Interest and other income	10,426	493	1,688	(7)	11,614
Gain on disposition of rental properties	—	—	—	19,299	19,299
Earnings (loss) before income taxes	(38,220)	(423)	11,187	22,991	(3,619)
Income tax expense (benefit)
Current	(23,804)	—	—	17,665	(6,139)
Deferred	3,779	—	—	(7,523)	(3,744)
	(20,025)	—	—	10,142	(9,883)
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	4,189	61	(11,470)	—	(7,342)
Net loss on land held for divestiture activity	(283)	—	283	—	—
	3,906	61	(11,187)	—	(7,342)
Earnings (loss) from continuing operations	(14,289)	(362)	—	12,849	(1,078)
Discontinued operations, net of tax:
Operating earnings (loss) from rental properties	2,153	(207)	—	(2,360)	—
Impairment of real estate	(100)	—	—	100	—
Gain on disposition of rental properties	10,589	—	—	(10,589)	—
	12,642	(207)	—	(12,849)	—
Net loss	(1,647)	(569)	—	—	(1,078)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	362	362	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	207	207	—	—	—
	569	569	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(1,078)	$—	$—	$—	$(1,078)
Preferred dividends and inducements of preferred stock conversion	(17,731)	—	—	—	(17,731)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(18,809)	$—	$—	$—	$(18,809)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Nine Months Ended October 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$791,669	$43,846	$294,653	$60,335	$1,102,811
Expenses
Operating expenses	495,692	32,137	131,015	31,369	625,939
Depreciation and amortization	155,714	4,640	57,992	9,603	218,669
Impairment of real estate	30,660	—	390	4,254	35,304
Net (gain) loss on land held for divestiture activity	5,651	(3,754)	42,170	—	51,575
	687,717	33,023	231,567	45,226	931,487
Interest expense	(180,988)	(9,400)	(76,230)	(10,057)	(257,875)
Amortization of mortgage procurement costs	(8,674)	(303)	(2,423)	(546)	(11,340)
Gain (loss) on extinguishment of debt	7,288	(603)	(1,313)	(192)	6,386
Interest and other income	34,504	1,448	2,186	272	35,514
Gain on disposition of rental properties	—	—	16,107	27,213	43,320
Earnings (loss) before income taxes	(43,918)	1,965	1,413	31,799	(12,671)
Income tax expense (benefit)
Current	(50,077)	—	—	24,758	(25,319)
Deferred	30,189	—	—	(11,040)	19,149
	(19,888)	—	—	13,718	(6,170)
Net gain on change in control of interests	6,766	2,702	—	—	4,064
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss), including impairment	24,237	260	(43,583)	—	(19,606)
Net loss on land held for divestiture activity	(42,170)	—	42,170	—	—
	(17,933)	260	(1,413)	—	(19,606)
Earnings (loss) from continuing operations	(35,197)	4,927	—	18,081	(22,043)
Discontinued operations, net of tax:
Operating earnings from rental properties	5,805	393	—	(5,412)	—
Impairment of real estate	(2,604)	—	—	2,604	—
Gain on disposition of rental properties	16,238	965	—	(15,273)	—
	19,439	1,358	—	(18,081)	—
Net earnings (loss)	(15,758)	6,285	—	—	(22,043)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests, gross of tax	(4,927)	(4,927)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(1,358)	(1,358)	—	—	—
	(6,285)	(6,285)	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(22,043)	$—	$—	$—	$(22,043)
Preferred dividends and inducements of preferred stock conversion	(25,431)	—	—	—	(25,431)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(47,474)	$—	$—	$—	$(47,474)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – October 31, 2013
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams, or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - October 31, 2013
Completed Rental Properties (“CRP”)
	Q3 2013	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$39.0	$(0.2)	$38.8	$155.2	$(1,624.9)
Specialty Retail Centers	15.2	1.5	16.7	66.8	(610.3)
Subtotal Retail	$54.2	$1.3	$55.5	$222.0	$(2,235.2)
Office
Life Science	$13.8	$—	$13.8	$55.2	$(372.4)
New York	30.1	3.7	33.8	135.2	(1,240.5)
Central Business District	4.7	0.1	4.8	19.2	(97.2)
Suburban/Other	4.1	—	4.1	16.4	(160.5)
Subtotal Office	$52.7	$3.8	$56.5	$226.0	$(1,870.6)
Arena	$5.7	$3.3	$9.0	$35.8	$(143.4)
Residential Real Estate
Apartments	$37.8	$3.6	$41.4	$165.6	$(1,812.4)
Subsidized Senior Housing	$3.1	$1.0	$4.1	$16.4	$(117.4)
Military Housing	$6.8	$(3.0)	$3.8	$15.0	$(54.0)

Subtotal Rental Properties	$160.3	$10.0	$170.3	$680.8	$(6,233.0)
Other	(42.3)	33.5	(8.8)	(35.0)	—
Total Rental Properties	$118.0	$43.5	$161.5	$645.8	$(6,233.0)

Development Pipeline				Book Value (4)
Projects under construction				$228.4	$(115.6)
Projects under development (5)				$865.2	$(205.1)
Land held for development and sale				$58.2	$(26.1)
Other Tangible Assets
Cash and equivalents				$249.2
Restricted cash and escrowed funds				$396.3
Notes and accounts receivable, net (6)				$472.5
Net investments and advances to unconsolidated entities				$267.9
Prepaid expenses and other deferred costs, net				$206.7
Land held for divestiture				$11.8	$(9.2)
Recourse Debt and Other Liabilities
Bank revolving credit facility				$(74.9)
Senior and subordinated debt				$(701.1)
Less: convertible debt				$700.0
Construction payables				$(113.9)
Operating accounts payable and accrued expenses (7)				$(669.3)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended October 31, 2013 (in millions)				235.4

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – October 31, 2013 (continued)

(1)
Pro-rata Q3 2013 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended October 31, 2013 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of November 25, 2013
	(in millions)
The Continental	$54.8	$54.8	67%
1111 Stratford	$23.5	$23.5	13%
Aster Conservatory Green (Northfield)	$50.0	$45.0	15%
The Yards - Boilermaker Shops	$21.9	$21.9	84%
The Yards - Lumber Shed	$15.7	$15.7	80%
Westchester's Ridge Hill	$891.1	$891.1	63%/72%

a)
NOI for The Continental, 1111 Stratford and Aster Conservatory Green (Apartments) and The Yards - Boilermaker Shops and The Yards - Lumber Shed (Specialty Retail Centers) is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b)
NOI for Westchester's Ridge Hill is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 837,000 square feet of leases that have been signed, representing 63% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 72%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c)
Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q3 2013 NOI to arrive at an annual stabilized NOI of $35.8 million.

In addition, we include stabilization adjustments from quarterly NOI as follows:

d)
Due to the temporary decline in occupancy at One Pierrepont Plaza, we have included a stabilization adjustment to the Q3 2013 NOI to arrive at the NOI generated for the year ended January 31, 2013, which we believe to be an estimate of ongoing NOI.

e)
Due to the fluctuation of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q3 2013 NOI to arrive at a stabilized NOI generated for the year ended January 31, 2013, which we believe to be an estimate of ongoing NOI.

f)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million.

g)	Other excludes write-offs of abandoned development projects of $26.5 million, tax credit income of $6.8 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q3 2013 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of October 31, 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)
In October 2013, we announced the signing of a non-binding memorandum of understanding with Shanghai-based Greenland Group Co., for a proposed joint venture to develop the Brooklyn Atlantic Yards project in Brooklyn, New York. If we are successful in reaching an agreement with the Greenland Group or another third party investor, there is a risk that we could grant joint control or otherwise lose control of the resulting joint venture. If that were to occur we may be required to deconsolidate the joint venture and its allocation of the site acquisition costs. Upon deconsolidation, our investment balance in the joint venture would be compared to estimated fair value and recorded at the lesser of fair value or book value. If this were to occur, we estimate that an impairment charge would be required ranging from $250 million to $350 million. For more detail see the Development Pipeline included elsewhere in this supplemental package.

(6)	Includes $160.6 million of straight-line rent receivable (net of $14.7 million of allowance for doubtful accounts).

(7)	Includes $35.1 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data - October 31, 2013 and 2012
Retail and office occupancy data is based on square feet leased at the end of the fiscal quarter. Residential occupancy data represents economic occupancy, which is calculated by dividing the year-to-date gross potential rent less vacancy by gross potential rent.

	Occupancy as of October 31,
Retail (1)	2013	2012
Comparable	92.4%	92.0%
Total	89.8%	89.6%
Office
Comparable	92.6%	92.0%
Total	91.0%	89.0%
Residential (2)
Comparable	94.8%	94.5%
Total	93.3%	94.4%

(1)
Retail occupancy data excludes leases with original terms of one year or less. Inclusive of these amounts, comparable retail occupancy was 94.5% (92.1% in total) as of October 31, 2013 and 94.2% (91.7% in total) as of October 31, 2012.

(2)	Excludes military and limited-distribution subsidized senior housing units.

The graph below provides comparable occupancy data as reported in previous quarters. Prior period amounts may differ from above because the properties that qualify as comparable change from period to period.
Comparable Occupancy Percentage Recap (3)

(3)
Retail occupancy data excludes leases with original terms of one year or less. Inclusive of these amounts, comparable retail occupancy was 93.9%, 93.7%, 93.8%, 94.2% and 94.5% as of October 31, 2012, January 31, 2013, April 31, 2013, July 31, 2013, and October 31, 2013, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following graphs provide current and historical retail sales for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1)
Rolling 12-month basis for periods presented
The graph below represents percentage of tenant sales growth in our comparable regional malls for all comparable tenants. Comparable tenants are those that were open and operating in both the current period and corresponding prior period presented. The tenants included in the graph below may not be the same as those included in the graph above.

Year-to-Date Comparable FCE Regional Mall Sales Growth (1)
Percentage Growth over same period in prior year

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in this supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and gross leasable area (“GLA”) signed on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
4th Quarter 2012	23	63,551	$55.17	$49.44
1st Quarter 2013	38	115,625	$54.92	$46.15
2nd Quarter 2013	26	70,059	$61.19	$52.67
3rd Quarter 2013	39	101,994	$56.90	$50.47
Total	126	351,229	$56.79	$49.30	15.2%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
4th Quarter 2012	4	7,281	$43.90	$48.20
1st Quarter 2013	9	51,398	$42.58	$35.44
2nd Quarter 2013	3	46,194	$42.03	$42.12
3rd Quarter 2013	4	33,643	$36.19	$42.09
Total	20	138,516	$40.91	$39.96	2.4%

Office Buildings
The following table represents all new leases signed compared with terms of all expired leases in our office portfolio over the past 12 months. Changes in rent per square foot between all new and all expired leases are influenced by various factors, including but not limited to non-comparable markets, non-comparable buildings and varying quality of space within those buildings. Depending on the mix of new and expired leases, the percentage change in rent per square foot will vary accordingly.
Office Buildings

Quarter	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (1)(2)	Expiring Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
4th Quarter 2012	17	27	76,889	124,062	$26.10	$24.62
1st Quarter 2013	32	31	417,154	530,109	$52.33	$44.37
2nd Quarter 2013	26	21	343,641	140,287	$33.90	$30.15
3rd Quarter 2013	30	17	118,040	106,986	$19.07	$28.15
Total	105	96	955,724	901,444	$39.61	$37.51	5.6%

Office Buildings by Product in Core and Non-Core Markets

	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (1)(2)	Expiring Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
Products:
Life Science Office	8	13	278,877	288,494	$63.07	$52.83
Other Office	62	45	524,022	429,818	$32.67	$34.56
Total Office in Core Markets	70	58	802,899	718,312	$43.23	$41.90
Office in Non-Core Markets	35	38	152,825	183,132	$19.82	$20.30
Total	105	96	955,724	901,444	$39.61	$37.51	5.6%

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges.

(2)
For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our Apartment Communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
Comparable Apartment	Leasable Units at	Three Months Ended October 31,			Three Months Ended October 31,
Communities (1)	Pro-Rata % (3)	2013	2012	% Change	2013	2012	% Change
Core Markets	7,879	$1,730	$1,659	4.3%	95.5%	95.2%	0.3%
Non-Core Markets	8,945	$958	$939	2.0%	94.3%	94.1%	0.2%
Total Comparable Apartments	16,824	$1,319	$1,276	3.4%	95.1%	94.8%	0.3%

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units at	Nine Months Ended October 31,			Nine Months Ended October 31,
Communities (1)	Pro-Rata % (3)	2013	2012	% Change	2013	2012	% Change
Core Markets	7,709	$1,692	$1,619	4.5%	95.2%	95.2%	—
Non-Core Markets	8,945	$954	$930	2.6%	94.2%	93.6%	0.6%
Total Comparable Apartments	16,654	$1,296	$1,249	3.8%	94.8%	94.5%	0.3%

Sequential Quarter Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
	Leasable	Three Months Ended			Three Months Ended
Comparable Apartment	Units	October 31	July 31,		October 31	July 31,
Communities (1)	Pro-Rata % (3)	2013	2013	% Change	2013	2013	% Change
Core Markets	8,190	$1,808	$1,774	1.9%	95.3%	95.3%	—
Non-Core Markets	9,252	$952	$950	0.2%	94.3%	94.5%	(0.2)%
Total Comparable Apartments	17,442	$1,354	$1,337	1.3%	95.0%	95.0%	—

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended October 31, 2013, 18.9% of leasable units in core markets and 3.5% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Pro-Rata Comparable NOI (% change over same period prior year)

	Three Months Ended	Nine Months Ended
	October 31, 2013	October 31, 2013
Retail	0.5%	2.2%
Office (1)	(4.0)%	(5.2)%
Residential	5.3%	4.8%
Total	(0.1)%	(0.1)%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages furnished with the Securities and Exchange Commission and available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Years Ended
	October 31, 2013	July 31, 2013	April 30, 2013	January 31, 2013	October 31, 2012		January 31, 2013	January 31, 2012	January 31, 2011
Retail	0.5%	3.5%	0.5%	2.8%	0.5%	Retail	2.1%	2.6%	2.2%
Office	(4.0)%	(4.7)%	(6.0)%	1.2%	0.6%	Office	2.1%	(2.6)%	2.1%
Residential	5.3%	7.1%	1.7%	6.4%	6.0%	Residential	7.3%	7.3%	4.3%
Total	(0.1)%	1.1%	(1.9)%	3.0%	1.8%	Total	3.2%	1.4%	2.5%

(1)	Primarily due to decreased occupancy at One Pierrepont Plaza.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended October 31, 2013				Three Months Ended October 31, 2012				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$49,249	$558	$—	$48,691	$49,071	$635	$—	$48,436	0.4%	0.5%
Total	54,631	417	—	54,214	62,012	2,106	590	60,496
Office Buildings
Comparable	54,961	2,288	—	52,673	56,769	1,884	—	54,885	(3.2)%	(4.0)%
Total	55,288	2,331	(277)	52,680	57,506	1,889	4,543	60,160
Hotels	—	—	—	—	1,340	—	2,860	4,200
Land Sales	(7)	—	—	(7)	3,703	—	—	3,703
Other (1)	(40,113)	(195)	—	(39,918)	146	(7)	(163)	(10)
Total Commercial Group
Comparable	104,210	2,846	—	101,364	105,840	2,519	—	103,321	(1.5)%	(1.9)%
Total	69,799	2,553	(277)	66,969	124,707	3,988	7,830	128,549
Arena	10,757	5,083	—	5,674	1,278	802	—	476
Residential Group
Apartments
Comparable	37,884	683	—	37,201	35,933	598	—	35,335	5.4%	5.3%
Total	38,941	1,138	—	37,803	37,602	817	1,356	38,141
Subsidized Senior Housing	3,335	212	—	3,123	6,471	55	—	6,416
Military Housing	7,037	256	—	6,781	6,770	285	—	6,485
Land Sales	224	—	—	224	—	—	—	—
Other (1)	(2,526)	56	—	(2,582)	(1,723)	131	154	(1,700)
Total Residential Group
Comparable	37,884	683	—	37,201	35,933	598	—	35,335	5.4%	5.3%
Total	47,011	1,662	—	45,349	49,120	1,288	1,510	49,342
Total Rental Properties
Comparable	142,094	3,529	—	138,565	141,773	3,117	—	138,656	0.2%	(0.1)%
Total	127,567	9,298	(277)	117,992	175,105	6,078	9,340	178,367
Land Development Group	7,386	819	—	6,567	886	485	—	401
The Nets	(50)	—	—	(50)	(7,477)	—	—	(7,477)
Corporate Activities	(13,266)	—	—	(13,266)	(14,527)	—	—	(14,527)
Grand Total	$121,637	$10,117	$(277)	$111,243	$153,987	$6,563	$9,340	$156,764

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Nine Months Ended October 31, 2013				Nine Months Ended October 31, 2012				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$161,232	$3,836	$—	$157,396	$158,086	$4,055	$—	$154,031	2.0%	2.2%
Total	175,954	2,832	—	173,122	180,932	5,645	3,021	178,308
Office Buildings
Comparable	166,070	6,623	—	159,447	174,443	6,175	—	168,268	(4.8)%	(5.2)%
Total	173,947	7,862	4,905	170,990	179,222	6,374	12,703	185,551
Hotels	1,391	—	2,628	4,019	2,922	—	6,087	9,009
Land Sales (1)	10,837	—	—	10,837	40,201	—	—	40,201
Other (2)	(61,683)	(694)	212	(60,777)	(16,529)	(184)	1,168	(15,177)
Total Commercial Group
Comparable	327,302	10,459	—	316,843	332,529	10,230	—	322,299	(1.6)%	(1.7)%
Total	300,446	10,000	7,745	298,191	386,748	11,835	22,979	397,892
Arena	21,557	10,232	—	11,325	(9,231)	(3,507)	—	(5,724)
Residential Group
Apartments
Comparable	109,422	1,891	—	107,531	104,517	1,877	—	102,640	4.7%	4.8%
Total	117,709	2,640	220	115,289	109,131	2,342	4,995	111,784
Subsidized Senior Housing	10,999	417	—	10,582	15,582	259	—	15,323
Military Housing	17,414	341	—	17,073	21,433	529	—	20,904
Land Sales	224	—	—	224	—	—	—	—
Other (2)	(12,943)	(1,838)	202	(10,903)	(6,007)	416	359	(6,064)
Total Residential Group
Comparable	109,422	1,891	—	107,531	104,517	1,877	—	102,640	4.7%	4.8%
Total	133,403	1,560	422	132,265	140,139	3,546	5,354	141,947
Total Rental Properties
Comparable	436,724	12,350	—	424,374	437,046	12,107	—	424,939	(0.1)%	(0.1)%
Total	455,406	21,792	8,167	441,781	517,656	11,874	28,333	534,115
Land Development Group	20,592	2,398	—	18,194	10,355	1,543	—	8,812
The Nets	(2,763)	—	—	(2,763)	(22,707)	—	—	(22,707)
Corporate Activities	(40,729)	—	—	(40,729)	(41,390)	—	—	(41,390)
Grand Total	$432,506	$24,190	$8,167	$416,483	$463,914	$13,417	$28,333	$478,830

(1)	Includes $8,927 and $36,484 of NOI generated from certain non-outlot land sales at full and pro-rata consolidation for the nine months ended October 31, 2013 and 2012, respectively.

(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Nine Months Ended October 31, 2013    Nine Months Ended October 31, 2012

NOI by Product Type	$507,384	NOI by Product Type	$524,399
Hotels	4,019	Hotels	9,009
Non-outlot land sale	8,927	Casino land sale	36,484
Arena	11,325	Arena	(5,724)
The Nets	(2,763)	The Nets	(22,707)
Corporate Activities	(40,729)	Corporate Activities	(41,390)
Other (3)	(71,680)	Other (3)	(21,241)
Grand Total NOI	$416,483	Grand Total NOI	$478,830

(1)	Includes commercial and residential outlot land sales.

(2)	Includes limited-distribution subsidized senior housing.

(3)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Nine Months Ended October 31, 2013    Nine Months Ended October 31, 2012

NOI by Market	$490,311	NOI by Market	$503,495
Hotels	4,019	Hotels	9,009
Non-outlot land sale	8,927	Casino land sale	36,484
Arena	11,325	Arena	(5,724)
Military Housing	17,073	Military Housing	20,904
The Nets	(2,763)	The Nets	(22,707)
Corporate Activities	(40,729)	Corporate Activities	(41,390)
Other (3)	(71,680)	Other (3)	(21,241)
Grand Total NOI	$416,483	Grand Total NOI	$478,830

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands)

	Three Months Ended October 31, 2013					Three Months Ended October 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$121,637	$10,117	$—	$(277)	$111,243	$153,987	$6,563	$—	$9,340	$156,764
Interest expense	(72,126)	(6,950)	(26,158)	(16)	(91,350)	(66,744)	(4,004)	(25,932)	(2,712)	(91,384)
Interest expense of unconsolidated entities	(26,158)	—	26,158	—	—	(25,932)	—	25,932	—	—
Gain (loss) on extinguishment of debt	(13,096)	—	(50)	—	(13,146)	8,007	(415)	—	(192)	8,230
Gain (loss) on extinguishment of debt of unconsolidated entities	(50)	—	50	—	—	—	—	—	—	—
Equity in (earnings) loss of unconsolidated entities	(46,660)	(162)	45,442	—	(1,056)	(3,906)	(61)	11,187	—	7,342
Net gain (loss) on land held for divestiture activity	—	—	186	—	186	807	247	(283)	—	277
Net gain (loss) on land held for divestiture activity of unconsolidated entities	186	—	(186)	—	—	(283)	—	283	—	—
Net gain (loss) on disposition of rental properties and partial interests in rental properties	491,160	—	34,281	1,114	526,555	—	—	—	19,299	19,299
Gain (loss) on disposition of unconsolidated entities	34,281	—	(34,281)	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	(200,155)	(15,462)	—	—	(184,693)	(30,200)	—	—	(164)	(30,364)
Depreciation and amortization—Real Estate Groups (a)	(83,999)	(6,010)	(18,620)	—	(96,609)	(54,442)	(2,679)	(19,145)	(2,618)	(73,526)
Amortization of mortgage procurement costs	(2,246)	(178)	(770)	—	(2,838)	(2,611)	(74)	(773)	(54)	(3,364)
Depreciation and amortization of unconsolidated entities	(19,390)	—	19,390	—	—	(19,918)	—	19,918	—	—
Straight-line rent adjustment	4,906	—	—	(20)	4,886	3,015	—	—	92	3,107
Earnings (loss) before income taxes	188,290	(18,645)	45,442	801	253,178	(38,220)	(423)	11,187	22,991	(3,619)
Income tax benefit (expense)	(100,644)	—	—	(261)	(100,905)	20,025	—	—	(10,142)	9,883

Equity in earnings (loss) of unconsolidated entities, gross of tax	46,474	162	(45,256)	—	1,056	4,189	61	(11,470)	—	(7,342)
Net gain (loss) on land held for divestiture activity of unconsolidated entities, gross of tax	186	—	(186)	—	—	(283)	—	283	—	—
	46,660	162	(45,442)	—	1,056	3,906	61	(11,187)	—	(7,342)
Earnings (loss) from continuing operations	134,306	(18,483)	—	540	153,329	(14,289)	(362)	—	12,849	(1,078)
Discontinued operations, net of tax	668	128	—	(540)	—	12,642	(207)	—	(12,849)	—
Net earnings (loss)	134,974	(18,355)	—	—	153,329	(1,647)	(569)	—	—	(1,078)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests, gross of tax	18,483	18,483	—	—	—	362	362	—	—	—
(Earnings) loss from discontinued operations attributable to noncontrolling interests	(128)	(128)	—	—	—	207	207	—	—	—
	18,355	18,355	—	—	—	569	569	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$153,329	$—	$—	$—	$153,329	$(1,078)	$—	$—	$—	$(1,078)
Preferred dividends and inducements of preferred stock conversion	—	—	—	—	—	(17,731)	—	—	—	(17,731)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$153,329	$—	$—	$—	$153,329	$(18,809)	$—	$—	$—	$(18,809)
(a) Depreciation and amortization - Real Estate Groups	$83,999	$6,010	$18,620	$—	$96,609	$54,442	$2,679	$19,145	$2,618	$73,526
Depreciation and amortization - Non-Real Estate	1,101	—	—	—	1,101	1,037	—	—	—	1,037
Total depreciation and amortization	$85,100	$6,010	$18,620	$—	$97,710	$55,479	$2,679	$19,145	$2,618	$74,563

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three and nine months ended October 31, 2013, included elsewhere in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands) (continued)

	Nine Months Ended October 31, 2013					Nine Months Ended October 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$432,506	$24,190	$—	$8,167	$416,483	$463,914	$13,417	$—	$28,333	$478,830
Interest expense	(250,100)	(21,361)	(75,431)	(2,777)	(306,947)	(180,988)	(9,400)	(76,230)	(10,057)	(257,875)
Interest expense of unconsolidated entities	(75,431)	—	75,431	—	—	(76,230)	—	76,230	—	—
Gain (loss) on extinguishment of debt	6,335	—	(57)	(36)	6,242	7,288	(603)	(1,313)	(192)	6,386
Gain (loss) on extinguishment of debt of unconsolidated entities	(57)	—	57	—	—	(1,313)	—	1,313	—	—
Equity in (earnings) loss of unconsolidated entities, including impairment	(60,682)	644	64,678	—	3,352	17,933	(260)	1,413	—	19,606
Net gain (loss) on land held for divestiture activity	(7,555)	(720)	867	—	(5,968)	(5,651)	3,754	(42,170)	—	(51,575)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	867	—	(867)	—	—	(42,170)	—	42,170	—	—
Net gain (loss) on disposition of rental properties and partial interests in rental properties	496,092	—	32,771	38,382	567,245	—	—	16,107	27,213	43,320
Gain (loss) on disposition of unconsolidated entities	32,771	—	(32,771)	—	—	16,107	—	(16,107)	—	—
Impairment of consolidated and unconsolidated real estate	(208,210)	(15,462)	—	—	(192,748)	(30,660)	—	(390)	(4,254)	(35,304)
Impairment of unconsolidated real estate	—	—	—	—	—	(390)	—	390	—	—
Depreciation and amortization—Real Estate Groups (a)	(241,829)	(15,367)	(54,550)	(2,000)	(283,012)	(153,481)	(4,640)	(57,992)	(9,603)	(216,436)
Amortization of mortgage procurement costs	(7,572)	(530)	(2,334)	(50)	(9,426)	(8,674)	(303)	(2,423)	(546)	(11,340)
Depreciation and amortization of unconsolidated entities	(56,884)	—	56,884	—	—	(60,415)	—	60,415	—	—
Straight-line rent adjustment	10,718	—	—	159	10,877	10,812	—	—	905	11,717
Earnings (loss) before income taxes	70,969	(28,606)	64,678	41,845	206,098	(43,918)	1,965	1,413	31,799	(12,671)
Income tax benefit (expense)	(68,522)	—	—	(19,306)	(87,828)	19,888	—	—	(13,718)	6,170
Net gain on change in control of interests	2,762	—	—	—	2,762	6,766	2,702	—	—	4,064

Equity in earnings (loss) of unconsolidated entities, including impairment of depreciable real estate, gross of tax	59,815	(644)	(63,811)	—	(3,352)	24,237	260	(43,583)	—	(19,606)
Net gain (loss) on land held for divestiture activity of unconsolidated entities, gross of tax	867	—	(867)	—	—	(42,170)	—	42,170	—	—
	60,682	(644)	(64,678)	—	(3,352)	(17,933)	260	(1,413)	—	(19,606)
Earnings (loss) from continuing operations	65,891	(29,250)	—	22,539	117,680	(35,197)	4,927	—	18,081	(22,043)
Discontinued operations, net of tax	28,515	5,976	—	(22,539)	—	19,439	1,358	—	(18,081)	—
Net earnings (loss)	94,406	(23,274)	—	—	117,680	(15,758)	6,285	—	—	(22,043)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests, gross of tax	29,250	29,250	—	—	—	(4,927)	(4,927)	—	—	—
(Earnings) loss from discontinued operations attributable to noncontrolling interests	(5,976)	(5,976)	—	—	—	(1,358)	(1,358)	—	—	—
	23,274	23,274	—	—	—	(6,285)	(6,285)	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$117,680	$—	$—	$—	$117,680	$(22,043)	$—	$—	$—	$(22,043)
Preferred dividends and inducements of preferred stock conversion	(185)	—	—	—	(185)	(25,431)	—	—	—	(25,431)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$117,495	$—	$—	$—	$117,495	$(47,474)	$—	$—	$—	$(47,474)
(a) Depreciation and amortization—Real Estate Groups	241,829	15,367	54,550	2,000	$283,012	153,481	4,640	57,992	9,603	$216,436
Depreciation and amortization—Non-Real Estate	3,476	—	—	—	3,476	2,233	—	—	—	2,233
Total depreciation and amortization	$245,305	$15,367	$54,550	$2,000	$286,488	$155,714	$4,640	$57,992	$9,603	$218,669

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three and nine months ended October 31, 2013, included elsewhere in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Results of Operations
Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net earnings attributable to Forest City Enterprises, Inc. for the three months ended October 31, 2013 was $153,329,000 versus net loss of $1,078,000 for the three months ended October 31, 2012. Although we have substantial recurring revenue sources from our properties, we also enter into significant transactions, which create substantial variances in operating results between periods. This variance to the prior year period is primarily attributable to the following increases, which are net of noncontrolling interests:

•	$491,160,000 related to the 2013 net gain on disposition of partial interests in rental properties;

•	$16,096,000 related to 2013 gains on disposition of rental properties and unconsolidated investments exceeding 2012 gains;

•	$7,427,000 related to a 2013 decrease in allocated losses from our equity investment in The Nets; and

•	$3,077,000 related to an increase in income recognized on the sale of state and federal historic preservation, Brownfield and new market tax credits in 2013 compared with 2012.
These increases were partially offset by the following decreases, net of noncontrolling interests:

•	$154,329,000 related to a 2013 increase in impairment charges of consolidated (including discontinued operations) entities;

•	$26,127,000 of increased write-offs and other expenses related to abandoned development projects in 2013 compared with 2012;

•
$23,147,000 related to an increase in depreciation and amortization expense primarily due to several large property openings in 2012 and 2011 and accelerated depreciation expense at Ten MetroTech Center, an office building in Brooklyn, New York, due to a change in the estimated useful life of the building, as a result of the planned demolition;

•	$8,200,000 related to non-capitalizable demolition costs at Ten MetroTech Center in 2013;

•	$21,376,000 related to increased losses on extinguishment of debt in 2013 compared with 2012;

•	$10,164,000 related to an increase in interest expense due to reduced capitalized interest on our projects under construction and development as we reduce our construction pipeline;

•	$4,239,000 related to decreased commercial outlot land sales in 2013 compared with 2012;

•	$3,146,000 related to increased interest expense due to several large property openings in 2012 and 2011; and

•
$110,788,000 due to increased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Net earnings attributable to Forest City Enterprises, Inc. for the nine months ended October 31, 2013 was $117,680,000 versus net loss of $22,043,000 for the nine months ended October 31, 2012. This variance to the prior year period is primarily attributable to the following increases, which are net of noncontrolling interests:

•	$496,092,000 related to the 2013 net gain on disposition of partial interests in rental properties;

•
$45,607,000 related to a decrease in the net loss on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting in 2013 compared with 2012;

•	$27,833,000 related to 2013 gains on disposition of rental properties and unconsolidated investments exceeding 2012 gains;

•	$19,944,000 related to a 2013 decrease in allocated losses from our equity investment in The Nets; and

•	$6,597,000 related to increased commercial outlot land sales in 2013 compared with 2012.
These increases were partially offset by the following decreases, net of noncontrolling interests:

•	$157,444,000 related to a 2013 increase in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

•
$67,819,000 related to an increase in depreciation and amortization expense primarily due to several large property openings in 2012 and 2011 and accelerated depreciation expense at Ten MetroTech Center due to a change in the estimated useful life of the building, as a result of the planned demolition;

•	$8,200,000 related to non-capitalizable demolition costs at Ten MetroTech Center in 2013;

•	$39,783,000 related to an increase in interest expense due to reduced capitalized interest on our projects under construction and development as we reduce our construction pipeline;

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

•	$36,484,000 related to the 2012 sale of an approximate 10-acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•	$17,263,000 related to increased interest expense due to several large property openings in 2012 and 2011;

•
$15,828,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•	$15,550,000 of increased write-offs and other expenses related to abandoned development projects in 2013 compared with 2012; and

•
$93,998,000 due to increased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio—Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the nine months ended October 31, 2013, we invested $72,886,000 at pro-rata consolidation ($56,883,000 at full consolidation) in capital expenditures for our operating portfolio as compared with $88,228,000 at pro-rata consolidation ($75,089,000 at full consolidation) during the nine months ended October 31, 2012. The decrease in capital expenditures from the prior period is primarily due to a reduction in significant tenant improvements at one of our Brooklyn office properties of $20,664,000 at pro-rata consolidation ($25,048,000 at full consolidation).

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Operating FFO to FFO - Pro-Rata Consolidation	Three Months Ended October 31,			Nine Months Ended October 31,
	2013	2012	% Change	2013	2012	% Change
Portfolio Pre-tax FFO:	(in thousands)			(in thousands)
Commercial Group	$(89,909)	$77,336		$31,502	$235,268
Residential Group	34,266	33,042		81,594	96,547
Arena	662	2,278		(2,906)	4,890
Land Group	6,596	615		12,147	(46,927)
Adjustments to Portfolio Pre-Tax FFO:
Net (gain) loss on land held for divestiture activity	(186)	(277)		5,968	51,575
Impairment of non-depreciable real estate	97,376	—		97,376	—
Abandoned development project write-offs	26,528	401		29,304	13,754
Tax credit income	(6,780)	(4,851)		(18,149)	(16,732)
(Gain) loss on extinguishment of portfolio debt	70	(9,019)		(24,344)	(7,175)
Change in fair market value of nondesignated hedges	(4,043)	(2,709)		5,778	(10,570)
Net gain on change in control of interests	—	—		(2,762)	(4,064)
Straight-line rent adjustments	(4,886)	(3,107)		(10,877)	(11,717)
Participation payments	303	—		2,801	—
Non-outlot land sales	—	—		(8,927)	(36,484)
Non-capitalizable demolition costs	8,200	—		8,200	—
Adjustments to Portfolio Pre-Tax FFO subtotal	116,582	(19,562)		84,368	(21,413)
Portfolio Pre-tax Operating FFO	68,197	93,709	(27.2)%	206,705	268,365	(23.0)%
Corporate Group Pre-tax FFO	(39,960)	(32,164)		(102,927)	(86,864)
Loss on extinguishment of debt - Corporate Group	13,076	789		18,102	789
Operating FFO	41,313	62,334	(33.7)%	121,880	182,290	(33.1)%
Nets Pre-tax FFO	(50)	(7,477)		(2,763)	(22,707)
Add back adjustments to Portfolio Pre-Tax FFO above	(116,582)	19,562		(84,368)	21,413
Add back loss on extinguishment of debt - Corporate Group	(13,076)	(789)		(18,102)	(789)
Income tax benefit (expense) on FFO	69,393	6,000		96,177	9,652
FFO	$(19,002)	$79,630	(123.9)%	$112,824	$189,859	(40.6)%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO	$41,313	$62,334		$121,880	$182,290
If-Converted Method (adjustments for interest, pre-tax):
3.625% Puttable Senior Notes due 2014	—	1,812		2,083	5,438
5.00% Convertible Senior Notes due 2016	625	625		1,875	1,875
4.25% Convertible Senior Notes due 2018	3,719	3,719		11,157	11,157
3.625% Convertible Senior Notes due 2020	2,718	—		3,078	—
Operating FFO for per share data	$48,375	$68,490		$140,073	$200,760

Denominator
Weighted average shares outstanding - Diluted	235,442,842	222,444,795		227,387,739	222,063,138
Operating FFO Per Share	$0.21	$0.31		$0.62	$0.90

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
2013 3rd Quarter vs. 2012 3rd Quarter
(in millions)
Operating FFO Increase
Operating FFO Decrease
70.0
60.0
50.0
40.0
30.0
$62.3
4.7
2.9
1.2
3.0
3.5
5.8
10.2
11.8
4.5
$41.3
Portfolio Operating FFO decreased $25.5 million
2012 3rd Quarter
Interest on mature portfolio
NOI on mature portfolio
New property openings
One Pierrepont Plaza reduced NOI
Outlot land sales
Other
Capitalized interest
Property sales
Corporate activities and interest expense
2013 3rd Quarter

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
2013 Year-to-Date vs. 2012 Year-to-Date
(in millions)
Operating FFO Increase
Operating FFO Decrease
200.0
180.0
160.0
140.0
120.0
100.0
$182.3
9.2
8.1
7.8
1.6
4.0
9.8
13.2
18.4
39.8
1.3
$121.9
Portfolio Operating FFO decreased $61.7 million
2012 Year-to-Date
NOI on mature portfolio
New property openings
Interest on mature portfolio
Outlot land sales
Military Housing
One Pierrepont Plaza reduced NOI
Other
Property sales
Capitalized interest
Corporate activities and interest expense
2013 Year-to-Date

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$153,329	$(1,078)	$117,680	$(22,043)
Depreciation and Amortization—Real Estate Groups	96,609	73,526	283,012	216,436
Impairment of depreciable rental properties	87,317	30,364	95,372	35,304
Gain on disposition of rental properties	(526,555)	(19,299)	(567,245)	(43,320)
Income tax expense (benefit) adjustments — current and deferred (2)
Gain on disposition of rental properties	204,162	7,893	220,993	17,174
Impairment of depreciable rental properties	(33,864)	(11,776)	(36,988)	(13,692)
FFO	$(19,002)	$79,630	$112,824	$189,859

FFO Per Share - Diluted
Numerator (in thousands):
FFO	$(19,002)	$79,630	$112,824	$189,859
If-Converted Method (adjustments for interest, net of tax):
3.625% Puttable Senior Notes due 2014	—	1,110	1,275	3,329
5.000% Convertible Senior Notes due 2016	—	382	1,148	1,148
4.250% Convertible Senior Notes due 2018	—	2,277	6,830	6,830
3.625% Convertible Senior Notes due 2020	—	—	1,884	—
FFO for per share data	$(19,002)	$83,399	$123,961	$201,166
Denominator
Weighted average shares outstanding—Basic	197,721,350	170,777,898	192,512,992	169,817,482
Effect of stock options, restricted stock and performance shares	—	1,220,010	1,460,461	965,683
Effect of convertible preferred stock	—	13,300,629	108,334	14,133,715
Effect of convertible debt	—	33,499,503	29,659,197	33,499,503
Effect of convertible Class A Common Units	—	3,646,755	3,646,755	3,646,755
Weighted average shares outstanding - Diluted (1)	197,721,350	222,444,795	227,387,739	222,063,138
FFO Per Share	$(0.10)	$0.37	$0.55	$0.91

(1)
For the three months ended October 31, 2013, the effect of 37,721,492 shares of dilutive securities was not included in the computation of diluted FFO per share because their effect is anti-dilutive due to the negative FFO for the quarter. As a result, an adjustment to FFO is not required for interest expense of $4,323,000 related to these securities.

(2)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
	(in thousands)
Current taxes
Operating earnings	$(33,612)	$(23,239)	$(67,683)	$(28,345)
Gain on disposition of rental properties	62,763	(565)	75,364	(21,732)
Subtotal	29,151	(23,804)	7,681	(50,077)
Discontinued operations
Operating earnings	(79)	1,704	1,740	3,166
Gain on disposition of rental properties	(12,367)	15,961	4,616	21,592
Subtotal	(12,446)	17,665	6,356	24,758
Total Current taxes	16,705	(6,139)	14,037	(25,319)
Deferred taxes
Operating earnings	(35,659)	15,743	(29,836)	15,265
Gain on disposition of full or partial interests in rental properties	141,016	(252)	127,665	26,966
Impairment of depreciable rental properties	(33,864)	(11,712)	(36,988)	(12,042)
Subtotal	71,493	3,779	60,841	30,189
Discontinued operations
Operating earnings	(43)	(208)	(398)	262
Gain on disposition of rental properties	12,750	(7,251)	13,348	(9,652)
Impairment of real estate	—	(64)	—	(1,650)
Subtotal	12,707	(7,523)	12,950	(11,040)
Total Deferred taxes	84,200	(3,744)	73,791	19,149
Grand Total	$100,905	$(9,883)	$87,828	$(6,170)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Lease Expirations as of October 31, 2013

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (1)	PERCENTAGE OF TOTAL LEASED GLA	CONTRACTUAL RENT EXPIRING (2)	PERCENTAGE OF TOTAL CONTRACTUAL RENT	AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (1)
2013	151	614,231	5.20%	$12,054,884	4.32%	$33.80
2014	336	1,043,008	8.83	25,155,196	9.01	42.92
2015	254	975,977	8.26	22,772,898	8.16	40.22
2016	288	1,297,518	10.99	35,292,328	12.65	50.70
2017	207	1,274,104	10.79	30,503,802	10.93	37.88
2018	182	768,033	6.50	22,152,519	7.94	40.95
2019	129	1,028,680	8.71	20,984,860	7.52	34.87
2020	89	711,578	6.02	16,504,787	5.91	40.90
2021	137	1,192,003	10.09	30,912,639	11.08	43.59
2022	98	836,739	7.08	20,327,680	7.28	36.43
2023	66	573,829	4.86	14,221,662	5.10	36.46
Thereafter	47	1,496,741	12.67	28,202,779	10.10	28.75
Total	1,984	11,812,441	100.00%	$279,086,034	100.00%	$39.08

(1)
Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes.

Retail Lease Expirations
Percentage of Contractual Rent Expiring
As of October 31, 2013

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Office Lease Expirations as of October 31, 2013

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (1)	PERCENTAGE OF TOTAL LEASED GLA	CONTRACTUAL RENT EXPIRING (2)	PERCENTAGE OF TOTAL CONTRACTUAL RENT	AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (1)
2013	19	78,928	0.78%	$2,012,050	0.59%	$28.12
2014	76	947,109	9.40	23,608,739	6.89	38.54
2015	60	525,223	5.21	11,910,349	3.48	26.69
2016	77	1,107,820	10.99	29,102,372	8.50	37.20
2017	39	356,123	3.53	8,396,732	2.45	25.87
2018	47	1,342,251	13.32	47,202,714	13.78	40.97
2019	29	789,711	7.84	19,314,647	5.64	32.96
2020	12	1,206,182	11.97	43,303,901	12.64	48.34
2021	13	629,242	6.25	18,266,406	5.33	33.47
2022	15	336,048	3.34	12,989,571	3.79	41.01
2023	15	593,683	5.89	35,132,382	10.26	59.68
Thereafter	28	2,164,309	21.48	91,282,097	26.65	45.06
Total	430	10,076,629	100.00%	$342,521,960	100.00%	$40.72

(1)
Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, common area maintenance and real estate taxes.

Office Lease Expirations
Percentage of Contractual Rent Expiring
As of October 31, 2013

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings and Projects Under Construction
as of October 31, 2013

2013 Property Openings	Location	Date Opened/Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
						(in millions)
Residential:
The Continental	Dallas, TX	Q1-13	100%		100%	$54.8	$54.8	$54.8	203	5,000	67%
1111 Stratford	Stratford, CT	Q3-13/Q1-14	100%		100%	23.5	23.5	23.5	128	—	13%
Aster Conservatory Green (Northfield)	Denver, CO	Q3-13/14	90%		90%	50.0	50.0	45.0	352	—	15%
						$128.3	$128.3	$123.3	683	5,000
Retail Center:
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%		100%	$15.7	$15.7	$15.7	32,000	32,000	80%
Total 2013 Openings						$144.0	$144.0	$139.0

Projects Under Construction

Residential:
Radian (120 Kingston)	Boston, MA	Q2-14	50%	(e)	50%	$0.0	$134.2	$67.1	240	5,000
2175 Market Street	San Francisco, CA	Q3-14	25%		25%	41.5	41.5	10.4	88	6,000
The Yards - Twelve12	Washington, D.C.	Q3-14	80%	(f)	100%	121.4	121.4	121.4	218	88,000	Retail: 92%
Winchester Lofts	New Haven, CT	Q3-14	90%		90%	58.8	58.8	53.0	158	—
3700M (West Village)	Dallas, TX	Q3-14/Q4-14	25%	(e)	25%	0.0	88.8	22.2	381	—
Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q4-14	25%		25%	183.9	183.9	46.0	363	4,000
Total Projects Under Construction						$405.6	$628.6	$320.1	1,448	103,000

Fee Development Project (g)
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-		-	$0.0	$138.0	$0.0	234,000

(a)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For certain projects, the Company provides funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the Company's VIE.

(c)
Project cost at pro-rata share represents the Company's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting, the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property.

(d)	Lease commitments as of November 25, 2013.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Represents legal ownership of the residential units. Legal ownership for the retail space is 100%.

(g)	This is a fee development project in which the Company has no ownership interests. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
as of October 31, 2013

Below is a summary of our active large scale development projects, referred to as our “shadow pipeline,” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $678.9 million ($869.4 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $180.0 million ($239.7 million at full consolidation).

1)	Atlantic Yards - Brooklyn, NY
Atlantic Yards, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center.  At full build-out, Atlantic Yards is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction is underway on the first residential tower, B2 BKLYN, which is expected to open in Q4-2014.  We previously announced that we were seeking joint venture partners for the remaining future development. In October 2013, we announced the signing of a non-binding memorandum of understanding with an exclusivity period expiring December 15, 2013 (the “MOU”) with Shanghai-based Greenland Group Co. for a proposed joint venture to develop the full build-out of Atlantic Yards, including investments in infrastructure, a platform and residential units, but excluding the Barclays Center and B2 BKLYN.

Under the proposed joint venture, the Greenland Group would acquire 70% of the project, co-develop the project with Forest City, and share in the entire project costs going forward at the same percentage interest. Forest City would manage the day-to-day activities on behalf of the joint venture, which would develop the project consistent with the approved master plan. Negotiations are ongoing but we cannot give assurance that a binding agreement with the Greenland Group will be reached. Even if an agreement was reached, it would be subject to necessary regulatory approvals.

Whether we are successful in reaching agreement with the Greenland Group or another third party investor, there is a risk that we could grant joint control or otherwise lose control of the resulting joint venture. If that were to occur we may be required to deconsolidate the joint venture and its allocation of the site acquisition costs. Upon deconsolidation, our investment balance in the joint venture would be compared to estimated fair value and recorded at the lesser of fair value or book value. If this were to occur, we estimate that an impairment charge would be required ranging from $250 million to $350 million.

2)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts, Boilermaker Shops and Lumber Shed. Additionally, Twelve12 is currently under construction.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The 31-acre Science + Technology Park at Johns Hopkins is a center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park. Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis which is expected to be fully leased by the Department of Health & Mental Hygiene (DHMH).
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

5)	300 Massachusetts Avenue - Cambridge, MA
Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space, which will be anchored by Millenium Pharmaceuticals. Demolition at the property commenced in November 2013. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square-foot project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Held for Development and Sale
as of October 31, 2013
Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)
Stapleton - Denver, CO	441	177	889

(1)	Gross acres represent all acres currently owned, including those used for roadways, open spaces and parks.

(2)	Saleable acres represent the total of all acres owned and available for sale. We may choose to further develop some of the acres into completed sublots prior to sale.

(3)	Option acres are those acres we have a formal option to acquire. These options typically are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Military Housing
Property Openings and Projects Under Construction
as of October 31, 2013
The Company provides development, construction and management services for the following Military Housing projects and receives agreed upon fees for these services. The following summary includes Military Housing properties opened and those project phases having a percentage of units both opened and under construction:

Property	Location	Dates Opened/Anticipated Opening	FCE Pro-Rata %	No. of Units

Military Housing
Air Force Academy	Colorado Springs, CO	2007-2011	50.00%	427
Hawaii Phase IV (Under Construction)	Kaneohe, HI	2007-2014	*	1,141
Marines, Hawaii Increment II	Honolulu, HI	2007-2011	*	1,175
Midwest Millington	Memphis, TN	2008-2011	*	318
Navy, Hawaii Increment III	Honolulu, HI	2007-2011	*	2,520
Navy Midwest	Chicago, IL	2006-2011	*	1,401
Ohana Military Communities, Hawaii Increment I	Honolulu, HI	2005-2008	*	1,952
Pacific Northwest Communities	Seattle, WA	2007-2011	*	2,985
Southern Group:
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	22
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	345
Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	1,188
Shaw Air Force Base (Under Construction)	Sumter, SC	2011-2015	0.0%	630
Total Military Housing Units				14,104

*The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.
Summary of Military Housing Net Operating Income
Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $3,279,000 and $5,666,000 for the three and nine months ended October 31, 2013, respectively, and $2,412,000 and $8,258,000 for the three and nine months ended October 31, 2012, respectively.
Property and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,310,000 and $10,556,000 for the three and nine months ended October 31, 2013, respectively, and $3,555,000 and $10,786,000 for the three and nine months ended October 31, 2012, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B Common Stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	October 31, 2013	July 31, 2013	April 30, 2013	January 31, 2013	October 31, 2012
Class A Common Stock
Closing Price, end of quarter	$20.26	$17.52	$18.67	$16.91	$16.05
High Closing Price	$20.50	$20.25	$18.67	$17.33	$16.83
Low Closing Price	$16.91	$17.15	$15.50	$13.97	$14.03
Average Closing Price	$18.72	$18.58	$17.15	$15.95	$15.54
Total Volume	67,320,220	71,921,030	72,555,200	56,909,509	47,754,037
Average Volume	1,035,696	1,123,766	1,189,430	917,895	758,001
Common shares outstanding, end of quarter	177,536,314	177,525,166	173,373,837	163,722,658	158,178,903
Class B Common Stock
Closing Price, end of quarter	$20.41	$17.75	$18.45	$16.90	$16.03
High Closing Price	$20.41	$20.00	$18.45	$17.22	$16.86
Low Closing Price	$16.87	$17.24	$15.73	$14.03	$14.06
Average Closing Price	$18.66	$18.57	$17.10	$15.89	$15.50
Total Volume	32,292	31,457	59,883	51,472	23,190
Average Volume	497	492	982	830	368
Common shares outstanding, end of quarter	20,191,151	20,194,160	20,216,683	20,235,273	20,251,569
Common Equity Market Capitalization	$4,008,987,114	$3,468,687,248	$3,609,887,338	$3,110,526,260	$2,863,404,044
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s bank revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which the Company is compliant with at October 31, 2013, follows:

	Requirement Per Agreement	As of October 31, 2013	As of July 31, 2013	As of April 30, 2013	As of January 31, 2013
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.40x	1.61x	1.64x	1.71x	1.84x
Debt Yield Ratio	>9%	11.82%	11.29%	11.29%	12.32%
Cash Flow Coverage Ratio	2.75x	3.37x	3.28x	3.19x	3.62x
Total Development Ratio	<17%	8.90%	8.89%	8.53%	8.61%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,845,750	$3,923,092	$3,812,603	$3,678,807

Upon the redemption of the Senior Notes due 2034 on October 15, 2013, the Indenture dated May 19, 2003, which also contained certain restrictive financial covenants, was discharged by the Trustee. As a result, we no longer are required to comply with those financial covenants and therefore have excluded the applicable covenant results.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)
As of October 31, 2013

	Fiscal Year Ending January 31, 2014				Fiscal Year Ending January 31, 2015
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$8,417	$1,498	$10,023	$16,942	$151,734	$46,054	$326,305	$431,985
Weighted average rate	5.73%	9.09%	5.45%	5.27%	7.01%	10.85%	5.54%	5.49%
Variable:
Variable-rate debt	3,473	24	524	3,973	604,548	98	26,341	630,791
Weighted average rate	4.59%	3.62%	3.11%	4.40%	3.75%	3.62%	3.14%	3.73%
Tax-Exempt	29,022	2,902	2,035	28,155	90,810	—	—	90,810
Weighted average rate	1.58%	1.58%	1.45%	1.57%	2.71%	—%	—%	2.71%
Total variable-rate debt	32,495	2,926	2,559	32,128	695,358	98	26,341	721,601
Total Nonrecourse Debt	$40,912	$4,424	$12,582	$49,070	$847,092	$46,152	$352,646	$1,153,586
Weighted Average Rate	2.69%	4.13%	4.70%	3.08%	4.23%	10.83%	5.36%	4.31%

	Thereafter				Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$2,569,914	$399,364	$1,577,826	$3,748,376	$2,730,065	$446,916	$1,914,154	$4,197,303
Weighted average rate	5.25%	6.71%	5.26%	5.10%	5.35%	7.14%	5.31%	5.14%
Variable:
Variable-rate debt	816,737	6,983	282,012	1,091,766	1,424,758	7,105	308,877	1,726,530
Weighted average rate	5.67%	3.10%	3.06%	5.01%	4.85%	3.11%	3.06%	4.54%
Tax-Exempt	364,608	36,183	217,837	546,262	484,440	39,085	219,872	665,227
Weighted average rate	1.36%	1.99%	1.64%	1.43%	1.62%	1.96%	1.64%	1.61%
Total variable-rate debt	1,181,345	43,166	499,849	1,638,028	1,909,198	46,190	528,749	2,391,757
Total Nonrecourse Debt	$3,751,259	$442,530	$2,077,675	$5,386,404	$4,639,263	$493,106	$2,442,903	$6,589,060
Weighted Average Rate	4.96%	6.27%	4.58%	4.71%	4.81%	6.67%	4.70%	4.63%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Nine Months Ended October 31, 2013 (in thousands)

	Three Months Ended October 31, 2013					Nine Months Ended October 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Revenues from real estate operations	$152,658	$5,146	$62,696	$137	$210,345	$534,412	$19,873	$177,391	$19,433	$711,363
Exclude straight-line rent adjustment	(4,689)	—	—	20	(4,669)	(12,076)	—	—	(159)	(12,235)
Adjusted revenues	147,969	5,146	62,696	157	205,676	522,336	19,873	177,391	19,274	699,128
Add interest and other income	5,031	22	91	—	5,100	9,235	60	155	223	9,553
Equity in earnings (loss) of unconsolidated entities	40,498	—	(40,641)	—	(143)	48,135	—	(49,959)	—	(1,824)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(34,281)	—	34,281	—	—	(32,771)	—	32,771	—	—
Exclude depreciation and amortization of unconsolidated entities	12,526	—	(12,526)	—	—	33,342	—	(33,342)	—	—
Exclude interest expense of unconsolidated entities	18,228	—	(18,228)	—	—	49,104	—	(49,104)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	189,971	5,168	25,673	157	210,633	629,381	19,933	77,912	19,497	706,857
Operating expenses	119,723	2,615	25,673	434	143,215	329,468	9,933	77,912	11,752	409,199
Non-Real Estate depreciation and amortization	221	—	—	—	221	713	—	—	—	713
Exclude straight-line rent adjustment	228	—	—	—	228	(1,246)	—	—	—	(1,246)
Adjusted operating expenses	120,172	2,615	25,673	434	143,664	328,935	9,933	77,912	11,752	408,666
Net operating income	69,799	2,553	—	(277)	66,969	300,446	10,000	—	7,745	298,191
Interest expense	(45,856)	(1,793)	(18,228)	(16)	(62,307)	(152,611)	(6,517)	(49,104)	(2,631)	(197,829)
Interest expense of unconsolidated entities	(18,228)	—	18,228	—	—	(49,104)	—	49,104	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	24,669	—	—	—	24,669
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	(112,838)	(15,462)	—	—	(97,376)	(112,838)	(15,462)	—	—	(97,376)
Amortization of mortgage procurement costs - Real Estate Groups	(2,092)	—	—	—	(2,092)	(7,094)	—	—	(48)	(7,142)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	4,917	—	—	(20)	4,897	10,830	—	—	159	10,989
Noncontrolling interest in FFO	14,702	14,702	—	—	—	11,979	11,979	—	—	—
Pre-tax FFO from discontinued operations	(313)	—	—	313	—	5,225	—	—	(5,225)	—
Pre-Tax FFO	(89,909)	—	—	—	(89,909)	31,502	—	—	—	31,502
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(89,909)	$—	$—	$—	$(89,909)	$31,502	$—	$—	$—	$31,502
Depreciation and amortization - Real Estate Groups	(67,665)	—	—	—	(67,665)	(198,741)	—	—	(1,835)	(200,576)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	491,160	—	34,281	1,114	526,555	496,092	—	32,771	22,354	551,217
Gain (loss) on disposition of unconsolidated entities	34,281	—	(34,281)	—	—	32,771	—	(32,771)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(87,317)	—	—	—	(87,317)	(94,187)	—	—	—	(94,187)
Non-FFO from discontinued operations	1,114	—	—	(1,114)	—	20,519	—	—	(20,519)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$281,664	$—	$—	$—	$281,664	$287,956	$—	$—	$—	$287,956

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Nine Months Ended October 31, 2013 (in thousands) (continued)

	Three Months Ended October 31, 2013					Nine Months Ended October 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Revenues from real estate operations	$73,814	$3,273	$40,755	$—	$111,296	$201,156	$7,685	$124,973	$1,231	$319,675
Exclude straight-line rent adjustment	25	—	—	—	25	126	—	—	—	126
Adjusted revenues	73,839	3,273	40,755	—	111,321	201,282	7,685	124,973	1,231	319,801
Add interest and other income	5,054	144	32	—	4,942	17,600	432	199	1	17,368
Equity in earnings (loss) of unconsolidated entities	6,610	162	(5,198)	—	1,250	15,235	(644)	(14,756)	—	1,123
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	6,843	—	(6,843)	—	—	23,400	—	(23,400)	—	—
Exclude interest expense of unconsolidated entities	7,838	—	(7,838)	—	—	26,048	—	(26,048)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	50	—	(50)	—	—	57	—	(57)	—	—
Adjusted total income	100,234	3,579	20,858	—	117,513	283,622	7,473	60,911	1,232	338,292
Operating expenses	53,089	1,917	20,858	—	72,030	149,829	5,913	60,911	810	205,637
Non-Real Estate depreciation and amortization	120	—	—	—	120	376	—	—	—	376
Exclude straight-line rent adjustment	14	—	—	—	14	14	—	—	—	14
Adjusted operating expenses	53,223	1,917	20,858	—	72,164	150,219	5,913	60,911	810	206,027
Net operating income	47,011	1,662	—	—	45,349	133,403	1,560	—	422	132,265
Interest expense	(2,647)	(164)	(7,838)	—	(10,321)	(25,306)	(594)	(26,048)	(146)	(50,906)
Interest expense of unconsolidated entities	(7,838)	—	7,838	—	—	(26,048)	—	26,048	—	—
Gain (loss) on extinguishment of debt	(20)	—	(50)	—	(70)	(232)	—	(57)	(36)	(325)
Gain (loss) on extinguishment of debt of unconsolidated entities	(50)	—	50	—	—	(57)	—	57	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(681)	—	—	—	(681)	(2,088)	—	—	(2)	(2,090)
Net gain on change in control of interests	—	—	—	—	—	2,762	—	—	—	2,762
Straight-line rent adjustment	(11)	—	—	—	(11)	(112)	—	—	—	(112)
Noncontrolling interest in FFO	(1,498)	(1,498)	—	—	—	(966)	(966)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	238	—	—	(238)	—
Pre-Tax FFO	34,266	—	—	—	34,266	81,594	—	—	—	81,594
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$34,266	$—	$—	$—	$34,266	$81,594	$—	$—	$—	$81,594
Depreciation and amortization - Real Estate Groups	(21,754)	—	—	—	(21,754)	(64,952)	—	—	(165)	(65,117)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	16,028	16,028
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	(1,185)	—	—	—	(1,185)
Non-FFO from discontinued operations	—	—	—	—	—	15,863	—	—	(15,863)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$12,512	$—	$—	$—	$12,512	$31,320	$—	$—	$—	$31,320

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Nine Months Ended October 31, 2013 (in thousands) (continued)

	Three Months Ended October 31, 2013					Nine Months Ended October 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Revenues from real estate operations	$28,403	$12,808	$—	$—	$15,595	$78,687	$35,514	$—	$—	$43,173
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	28,403	12,808	—	—	15,595	78,687	35,514	—	—	43,173
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	28,403	12,808	—	—	15,595	78,687	35,514	—	—	43,173
Operating expenses	17,646	7,725	—	—	9,921	57,130	25,282	—	—	31,848
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	17,646	7,725	—	—	9,921	57,130	25,282	—	—	31,848
Net operating income	10,757	5,083	—	—	5,674	21,557	10,232	—	—	11,325
Interest expense	(9,920)	(4,968)	—	—	(4,952)	(28,282)	(14,225)	—	—	(14,057)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(60)	—	—	—	(60)	(174)	—	—	—	(174)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(115)	(115)	—	—	—	3,993	3,993	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	662	—	—	—	662	(2,906)	—	—	—	(2,906)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$662	$—	$—	$—	$662	$(2,906)	$—	$—	$—	$(2,906)
Depreciation and amortization - Real Estate Groups	(7,143)	—	—	—	(7,143)	(17,090)	—	—	—	(17,090)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(6,481)	$—	$—	$—	$(6,481)	$(19,996)	$—	$—	$—	$(19,996)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Nine Months Ended October 31, 2013 (in thousands) (continued)

	Three Months Ended October 31, 2013					Nine Months Ended October 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Revenues from real estate operations	$11,352	$1,198	$140	$—	$10,294	$39,681	$4,016	$651	$—	$36,316
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	11,352	1,198	140	—	10,294	39,681	4,016	651	—	36,316
Add interest and other income	3,726	368	1	—	3,359	9,999	982	11	—	9,028
Equity in earnings (loss) of unconsolidated entities	(398)	—	397	—	(1)	75	—	37	—	112
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(186)	—	186	—	—	(867)	—	867	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	21	—	(21)	—	—	142	—	(142)	—	—
Exclude interest expense of unconsolidated entities	92	—	(92)	—	—	279	—	(279)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	14,607	1,566	611	—	13,652	49,309	4,998	1,145	—	45,456
Operating expenses	7,162	747	611	—	7,026	28,547	2,600	1,145	—	27,092
Non-Real Estate depreciation and amortization	59	—	—	—	59	170	—	—	—	170
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	7,221	747	611	—	7,085	28,717	2,600	1,145	—	27,262
Net operating income	7,386	819	—	—	6,567	20,592	2,398	—	—	18,194
Interest expense	(85)	(25)	(92)	—	(152)	195	(25)	(279)	—	(59)
Interest expense of unconsolidated entities	(92)	—	92	—	—	(279)	—	279	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	186	—	186	(7,555)	(720)	867	—	(5,968)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	186	—	(186)	—	—	867	—	(867)	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(5)	—	—	—	(5)	(20)	—	—	—	(20)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(794)	(794)	—	—	—	(1,653)	(1,653)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	6,596	—	—	—	6,596	12,147	—	—	—	12,147
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$6,596	$—	$—	$—	$6,596	$12,147	$—	$—	$—	$12,147
Depreciation and amortization - Real Estate Groups	(47)	—	—	—	(47)	(229)	—	—	—	(229)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$6,549	$—	$—	$—	$6,549	$11,918	$—	$—	$—	$11,918

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Nine Months Ended October 31, 2013 (in thousands) (continued)

	Three Months Ended October 31, 2013					Nine Months Ended October 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
The Nets Group
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	(50)	—	—	—	(50)	(2,763)	—	—	—	(2,763)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	(50)	—	—	—	(50)	(2,763)	—	—	—	(2,763)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	(50)	—	—	—	(50)	(2,763)	—	—	—	(2,763)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(50)	—	—	—	(50)	(2,763)	—	—	—	(2,763)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(50)	$—	$—	$—	$(50)	$(2,763)	$—	$—	$—	$(2,763)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(50)	$—	$—	$—	$(50)	$(2,763)	$—	$—	$—	$(2,763)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Nine Months Ended October 31, 2013 (in thousands) (continued)

	Three Months Ended October 31, 2013					Nine Months Ended October 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	70	—	—	—	70	229	—	—	—	229
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	70	—	—	—	70	229	—	—	—	229
Operating expenses	12,635	—	—	—	12,635	38,741	—	—	—	38,741
Non-Real Estate depreciation and amortization	701	—	—	—	701	2,217	—	—	—	2,217
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	13,336	—	—	—	13,336	40,958	—	—	—	40,958
Net operating income	(13,266)	—	—	—	(13,266)	(40,729)	—	—	—	(40,729)
Interest expense	(13,618)	—	—	—	(13,618)	(44,096)	—	—	—	(44,096)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	(13,076)	—	—	—	(13,076)	(18,102)	—	—	—	(18,102)
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(39,960)	—	—	—	(39,960)	(102,927)	—	—	—	(102,927)
Income tax benefit (expense) on FFO	69,393	—	—	—	69,393	96,177	—	—	—	96,177
Funds From Operations (FFO)	$29,433	$—	$—	$—	$29,433	$(6,750)	$—	$—	$—	$(6,750)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(204,162)	—	—	—	(204,162)	(220,993)	—	—	—	(220,993)
Impairment of depreciable real estate	33,864	—	—	—	33,864	36,988	—	—	—	36,988
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(140,865)	$—	$—	$—	$(140,865)	$(190,755)	$—	$—	$—	$(190,755)
Preferred dividends and inducements of preferred stock conversion	—	—	—	—	—	(185)	—	—	—	(185)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(140,865)	$—	$—	$—	$(140,865)	$(190,940)	$—	$—	$—	$(190,940)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Nine Months Ended October 31, 2013 (in thousands) (continued)

	Three Months Ended October 31, 2013					Nine Months Ended October 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Revenues from real estate operations	$266,227	$22,425	$103,591	$137	$347,530	$853,936	$67,088	$303,015	$20,664	$1,110,527
Exclude straight-line rent adjustment	(4,664)	—	—	20	(4,644)	(11,950)	—	—	(159)	(12,109)
Adjusted revenues	261,563	22,425	103,591	157	342,886	841,986	67,088	303,015	20,505	1,098,418
Add interest and other income	13,881	534	124	—	13,471	37,063	1,474	365	224	36,178
Equity in earnings (loss) of unconsolidated entities	46,660	162	(45,442)	—	1,056	60,682	(644)	(64,678)	—	(3,352)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(186)	—	186	—	—	(867)	—	867	—	—
Exclude gain on disposition of unconsolidated entities	(34,281)	—	34,281	—	—	(32,771)	—	32,771	—	—
Exclude depreciation and amortization of unconsolidated entities	19,390	—	(19,390)	—	—	56,884	—	(56,884)	—	—
Exclude interest expense of unconsolidated entities	26,158	—	(26,158)	—	—	75,431	—	(75,431)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	50	—	(50)	—	—	57	—	(57)	—	—
Adjusted total income	333,235	23,121	47,142	157	357,413	1,038,465	67,918	139,968	20,729	1,131,244
Operating expenses	210,255	13,004	47,142	434	244,827	603,715	43,728	139,968	12,562	712,517
Non-Real Estate depreciation and amortization	1,101	—	—	—	1,101	3,476	—	—	—	3,476
Exclude straight-line rent adjustment	242	—	—	—	242	(1,232)	—	—	—	(1,232)
Adjusted operating expenses	211,598	13,004	47,142	434	246,170	605,959	43,728	139,968	12,562	714,761
Net operating income	121,637	10,117	—	(277)	111,243	432,506	24,190	—	8,167	416,483
Interest expense	(72,126)	(6,950)	(26,158)	(16)	(91,350)	(250,100)	(21,361)	(75,431)	(2,777)	(306,947)
Interest expense of unconsolidated entities	(26,158)	—	26,158	—	—	(75,431)	—	75,431	—	—
Gain (loss) on extinguishment of debt	(13,096)	—	(50)	—	(13,146)	6,335	—	(57)	(36)	6,242
Gain (loss) on extinguishment of debt of unconsolidated entities	(50)	—	50	—	—	(57)	—	57	—	—
Net gain (loss) on land held for divestiture activity	—	—	186	—	186	(7,555)	(720)	867	—	(5,968)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	186	—	(186)	—	—	867	—	(867)	—	—
Impairment of consolidated non-depreciable real estate	(112,838)	(15,462)	—	—	(97,376)	(112,838)	(15,462)	—	—	(97,376)
Amortization of mortgage procurement costs - Real Estate Groups	(2,838)	—	—	—	(2,838)	(9,376)	—	—	(50)	(9,426)
Net gain on change in control of interests	—	—	—	—	—	2,762	—	—	—	2,762
Straight-line rent adjustment	4,906	—	—	(20)	4,886	10,718	—	—	159	10,877
Noncontrolling interest in FFO	12,295	12,295	—	—	—	13,353	13,353	—	—	—
Pre-tax FFO from discontinued operations	(313)	—	—	313	—	5,463	—	—	(5,463)	—
Pre-Tax FFO	(88,395)	—	—	—	(88,395)	16,647	—	—	—	16,647
Income tax benefit (expense) on FFO	69,393	—	—	—	69,393	96,177	—	—	—	96,177
Funds From Operations (FFO)	$(19,002)	$—	$—	$—	$(19,002)	$112,824	$—	$—	$—	$112,824
Depreciation and amortization - Real Estate Groups	(96,609)	—	—	—	(96,609)	(281,012)	—	—	(2,000)	(283,012)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	491,160	—	34,281	1,114	526,555	496,092	—	32,771	38,382	567,245
Gain (loss) on disposition of unconsolidated entities	34,281	—	(34,281)	—	—	32,771	—	(32,771)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(87,317)	—	—	—	(87,317)	(95,372)	—	—	—	(95,372)
Non-FFO from discontinued operations	1,114	—	—	(1,114)	—	36,382	—	—	(36,382)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(204,162)	—	—	—	(204,162)	(220,993)	—	—	—	(220,993)
Impairment of depreciable real estate	33,864	—	—	—	33,864	36,988	—	—	—	36,988
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$153,329	$—	$—	$—	$153,329	$117,680	$—	$—	$—	$117,680
Preferred dividends and inducements of preferred stock conversion	—	—	—	—	—	(185)	—	—	—	(185)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$153,329	$—	$—	$—	$153,329	$117,495	$—	$—	$—	$117,495